Exhibit 99.1

1847 Goedeker Inc. Secures Strategic Capital Through Entry Into $140 Million Secured Credit Agreement With Bank of America

Agreement Includes $100 Million Term Loan and $40 Million Revolving Credit Facility With Competitive Terms

Capital to Support Strategic and Corporate Initiatives, Including Prospective Growth Investments, Capital Structure Enhancements and Share Repurchases

BROOKLYN, N.Y.–(BUSINESS WIRE)–1847 Goedeker Inc. (NYSE American: GOED) (“Goedeker” or the “Company”), a content driven and technology enabled shopping destination for appliances, furniture and home goods in the U.S. household appliances market, today announced that it has entered into a $140 million credit agreement (the “Credit Agreement”) with Bank of America, N.A. as administrative agent. Goedeker intends to use the Credit Agreement to fund future strategic and corporate initiatives, including prospective growth investments, capital structure enhancements and share repurchases under its board of directors’ previously authorized program.

Under the terms of the Credit Agreement, Goedeker will have access to a $100 million term loan and a $40 million revolving credit facility, which includes a $2 million swingline subfacility and a $2 million letter of credit subfacility. Each of the loans include market terms and will mature in May 2027. The proceeds of the term loan were applied, among other uses, to prepay the obligations in full under the Company’s existing first lien term loan credit agreement.

Albert Fouerti, Chief Executive Officer and Director of Goedeker, commented:

“It is a testament to the strength of our business and its long-term trajectory that we are able to enter into this Credit Agreement right now. We have access to affordable, non-dilutive capital to support future initiatives, such as building out our B2B model through strategic partnerships, expanding our fulfillment capabilities and enhancing our technology stack. We are also well positioned to continue optimizing our capital structure, including by executing on our share repurchase program and any authorized in the future. We look forward to working with our rebuilt management team to capture additional market share and drive towards our goal of a billion dollars in sales in the coming years.”

About Goedeker

Goedeker is a content-driven and technology-enabled shopping destination for appliances, furniture and home goods. Since its acquisition of Appliances Connection, Goedeker has evolved into a growth-oriented ecommerce platform with a distinct offering of core, premium, luxury and private label brands that can be accessed through a convenient point-and-click experience. The Company’s priorities include offering an expansive selection, high-touch product expertise and reliable shipping from its expanding, nationwide fulfillment network. Learn more at www.Goedekers.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will”, “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those described more fully in the section titled “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts

Goedeker Investor Relations
Greg Marose / Ashley Areopagita
ir@goedekers.com